                           DORAL FINANCIAL CORPORATION


                                4,400,000 SHARES
                                  COMMON STOCK
                                ($1.00 PAR VALUE)




                             UNDERWRITING AGREEMENT






                                  JULY 26, 2001
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                             UNDERWRITING AGREEMENT


                                                                   July 26, 2001


UBS WARBURG LLC
DEUTSCHE BANC ALEX. BROWN INC.
BREAN MURRAY & CO., INC.,
AS MANAGING UNDERWRITERS
c/o UBS WARBURG LLC
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

                  Doral Financial Corporation, a Puerto Rico corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule A hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, an aggregate of 4,400,000 shares (the "Firm Shares") of Common Stock, $1.00 par value ("Common Stock"), of the Company. The respective amounts of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule A hereto. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 660,000 shares of Common Stock (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares." The Shares are described in the Final Prospectus which is referred to below. To the extent there are no additional Underwriters listed on Schedule A other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

                  As used in this Agreement, the term (i) "Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, (ii) "Basic Prospectus" means the prospectus contained in the Registration Statement at the Effective Date; (iii) "Business Day" means a day on which the New York Stock Exchange is open for trading; (iv) "Effective Date" means the date and time that the Registration Statement as then amended became effective; (v) "Final Prospectus" means the prospectus supplement to the Basic Prospectus relating to the Shares that was first filed pursuant to Rule 424(b) under the Act after the Execution Time, together with the Basic Prospectus; (vi) "Preliminary Final Prospectus" means any preliminary prospectus supplement to the Basic Prospectus which describes the Shares and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus; (vii) "Registration Statement" means (1) the registration statement no. 333-52978 and any amendments thereto and (2) any Rule 462(b) Registration Statement including, in each case, exhibits, financial statements and information and documents deemed to be a part of each such registration statement through incorporation by reference pursuant to Item 12 of Form S-3; (viii) "Rule 462(b) Registration Statement" means a registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Act relating to the offering covered by the registration statement No. 333-52978, as amended and (ix) "Significant Subsidiary" has the meaning given to it in Rule 405 under the Act. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were or will be filed under the Exchange Act; any reference herein to information that is "contained," "included" or "stated" in the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus or other references of like import, shall be deemed to mean and include all information that is incorporated by reference in any of the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, the Final Prospectus or any Preliminary Final Prospectus shall be deemed to include the filing of any document under the Exchange Act after the Execution Time deemed to be incorporated by reference in any of the foregoing documents. For purposes of this Agreement, all references to the Registration Statement, the Basic Prospectus, the Final Prospectus, any Preliminary Final Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System ("EDGAR"); each such document delivered to the Underwriters for use in connection with the offering of the Shares will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Act. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Final Prospectus and are authorized to distribute the Final Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

                  The Company and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms, conditions and agreements herein set forth, the Company agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Firm Shares set forth opposite the name of such Underwriter in Schedule A hereto, in each case at a purchase price of $30.40 per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Shares as soon after the date of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Final Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.


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                  In addition, the Company hereby grants to the several
Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them (subject to such adjustment as you shall determine to avoid fractional shares), all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per Share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by you on behalf of the several Underwriters at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "Additional Time of Purchase"); provided, however, that the Additional Time of Purchase shall not be earlier than the Time of Purchase nor earlier than the second Business Day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

                  2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of the Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York, 10004, at 10:00 A.M., New York City time, on August 1, 2001 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of
Section 8 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Time of Purchase." Certificates for the Firm Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify no later than the second Business Day preceding the Time of Purchase. For the purpose of expediting the checking of the certificates for the Firm Shares by you, the Company agrees to make such certificates available to you for such purpose, at such place as is designated by you, at least one full Business Day preceding the Time of Purchase.

                  Payment of the purchase price for the Additional Shares shall be made at the Additional Time of Purchase in the same manner and at the same office as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify no later than the second Business Day preceding the Additional Time of Purchase. For the


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purpose of expediting the checking of the certificates for the Additional Shares by you, the Company agrees to make such certificates available to you for such purpose, at such place as is designated by you, at least one full Business Day preceding the Additional Time of Purchase.

                  3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

                  (a) the Company meets the requirements for the use of Form S-3 under the Act and has carefully prepared and filed in accordance with the provisions of the Act, with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-3 (File No. 333-52978), which includes the Basic Prospectus, for the registration under the Act of certain of the Company's securities, which include the Shares. The Company may have filed one or more amendments thereto and one or more Preliminary Final Prospectuses, each of which has previously been furnished to you. The Registration Statement incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively called the "Exchange Act"). The Registration Statement has been declared effective under the Act by the Commission and no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the best of the Company's knowledge, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. The Basic Prospectus and each Preliminary Final Prospectus filed before the Execution Time complied when so filed in all material respects with the Act and was filed in the manner and within the time period required by Rule 424(b) under the Act, and no order of the Commission preventing or suspending the use of any Preliminary Final Prospectus, and no proceedings for any such purpose have been instituted or are pending or, to the best of the Company's knowledge, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. The Company will next file with the Commission the Final Prospectus in accordance with Rules 415 and 424(b) under the Act. As filed, the Final Prospectus shall contain all required information and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond those contained in the Preliminary Final Prospectus dated July 13, 2001) as the Company has advised the Representatives, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x) under the Act;


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                  (b)      when first filed in accordance with Rule 424(b) under
         the Act, the Final Prospectus complied or will comply in all material respects with the applicable provisions of the Act. As of the Effective Date, the Execution Time, the dates of the filing of each Preliminary Final Prospectus and the Final Prospectus pursuant to Rule 424(b) under the Act, and each of the Time of Purchase and the Additional Time of Purchase, the Registration Statement complied or will comply in all material respects with the applicable provisions of the Act, and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the filing pursuant to Rule 424(b) under the Act of the Final Prospectus and as of each of the Time of Purchase and the Additional Time of Purchase, the Final Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; when any Preliminary Final Prospectus was first filed with the Commission and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Final Prospectus as amended or supplemented did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement, the Preliminary Final Prospectus dated July 13, 2001, or the Final Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statement, the Preliminary Final Prospectus dated July 13, 2001, or the Final Prospectus; the documents incorporated by reference in the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus have been carefully prepared by the Company and, at the time such documents incorporated by reference became effective or were filed with the Commission, as applicable (or, if a supplement or an amendment with respect to any such document was filed, when such supplement or amendment was filed), complied in all material respects with the applicable requirements of the Act and the Exchange Act, and do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such documents incorporated by reference have been timely filed in conformity with the applicable requirements of the Act and the Exchange Act; and the Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Final Prospectus dated July 13, 2001, the Final Prospectus and any other materials, if any, permitted by the Act;

                  (c) the Company has an authorized capitalization as set forth under the heading entitled "Actual" in the section of the Final Prospectus entitled


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         "Capitalization" and, as of the Time of Purchase and the Additional
         Time of Purchase, the Company shall have an authorized capitalization as set forth under the heading entitled "As Adjusted for this Offering" in the section of the Final Prospectus entitled "Capitalization"; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal, state and Puerto Rico laws and were not issued in violation of any preemptive right, co-sale right, resale right, right of first refusal or similar right; the Shares when issued will be free of statutory and contractual preemptive rights, co-sale rights, resale rights, rights of first refusal and similar rights; no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any shares of capital stock of the Company upon the issue and sale of the Shares to the Underwriters hereunder;

                  (d) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Puerto Rico, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Final Prospectus, to execute and deliver this Agreement, to perform its obligations hereunder and to issue, sell and deliver the Shares as herein contemplated;

                  (e) the Company has no subsidiaries within the meaning of Rule 405 under the Act other than those listed on Schedule B hereto (collectively, the "Subsidiaries"); other than the Subsidiaries, the Company does not own or control, directly or indirectly, any shares of stock of any corporation or any other equity or have any equity interest in any firm, partnership, joint venture, association, limited liability company or other entity (each, an "Entity"); none of the Subsidiaries owns, directly or indirectly, any shares of stock or any other equity securities of any Entity other than as listed on Schedule B hereto; complete and correct copies of the certificates of incorporation and of the bylaws of the Company and each of the Subsidiaries and all amendments thereto have been delivered to you, and no changes therein will be made subsequent to the Execution Time and prior to the Time of Purchase or, if later, the Additional Time of Purchase without your prior written consent; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Final Prospectus; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, in each such case subject to no security interest, other encumbrance or adverse claims; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in any Subsidiary are outstanding; the Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, prospects, results of operations or financial condition of the Company and the Subsidiaries taken as whole (a "Material Adverse Effect"); and the Company and each Subsidiary is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions;

                  (f) neither the Company nor any Subsidiary is in violation, breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), its charter or by-laws, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby, and compliance by the Company with its obligations hereunder, do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of or constitute a default under), any provision of the charter or by-laws of the Company or any Subsidiary; except for such violations, breaches or defaults that would not have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any Subsidiary is in violation, breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), or has failed to perform or observe, any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound or affected, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby, and compliance by the Company with its obligations hereunder, do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of or constitute a default under), any provision of any license, indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, Puerto Rico, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary;


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

                  (g) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms;

                  (h) the capital stock of the Company, including the Shares, conforms to the description thereof contained in the Registration Statement and the Final Prospectus, and the certificates for the Shares are in due and proper form and have been duly authorized for issuance by the Company and the holders of the Shares will not be subject to personal liability by reason of being such holders; the Shares have been approved for listing for quotation and trading on the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ");

                  (i) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and will be fully paid and non-assessable;

                  (j) no approval, authorization, consent or order of or filing with any national, state, Puerto Rico or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares, delivery and performance of this Agreement or the consummation by the Company of the transaction contemplated hereby other than registration of the Shares under the Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD");

                  (k) PricewaterhouseCoopers LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is incorporated by reference in the Registration Statement and the Final Prospectus, are, and during the periods covered by their report, were independent public accountants as required by the Act;

                  (l) The Company and each Subsidiary possesses all licenses, authorizations, consents and approvals and has made all filings required under any federal, state, Puerto Rico, local or foreign law, regulation or rule, and possesses all licenses, authorizations, consents and approvals from other persons, in order to conduct its respective businesses except for such licenses, authorizations, consents and approvals that, if not so possessed, would not have a Material Adverse Effect; such licenses, authorizations, consents and approvals are valid and in full force and effect and neither the Company nor any Subsidiary has received any notice of any proceeding relating to the revocation or modification of any such license, authorization, consent or approval; neither the Company nor any of the Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, Puerto Rico, local or foreign law, regulation or rule or any directive, decree, order or judgment applicable to the Company or any Subsidiary the effect of which could have a Material Adverse Effect;

                  (m) all statutes, regulations, contracts, licenses, agreements, leases or documents of a character required to be summarized or described in the Registration Statement or the Final Prospectus or to be filed as an exhibit to the Registration Statement have been so summarized, described or filed as required; each such summary description accurately reflects in all material respects the terms of the underlying statute, regulation, contract, license, agreement, lease or document;

                  (n) there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective officers is a party or is subject, or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, Puerto Rico, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a Material Adverse Effect, affect the consummation of the transactions contemplated hereby or are required to be described in the Registration Statement or the Final Prospectus but are not so described;

                  (o) the audited consolidated statements of financial condition of the Company and the Subsidiaries (and the notes related thereto), incorporated by reference in the Registration Statement and the Final Prospectus present fairly the financial condition, results of operations, income, comprehensive income, changes in stockholders' equity and cash flows of the entities purported to be shown thereby in conformity with generally accepted accounting principles, at the dates and for the periods indicated, and have been carefully prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the period or periods involved; and the supporting schedules, if applicable, incorporated by reference in the Registration Statement and the Final Prospectus present fairly the information required to be stated therein. The unaudited consolidated financial statements of the Company and the Subsidiaries (including all notes and schedules thereto), incorporated by reference in the Registration Statement and the Final Prospectus present fairly the financial position of the Company and the Subsidiaries at the dates and for the periods indicated in conformity with generally accepted accounting principles (except for the absence of notes) applied on a consistent basis throughout the periods shown, subject to normally recurring charges, and have been carefully prepared in accordance with the instructions to Form 10-Q under the Exchange Act. The summary and selected financial data of the Company and the Subsidiaries included in the Final Prospectus present fairly the information shown therein as of the respective dates and for the respective periods specified therein and the summary and selected financial data have been presented on a basis consistent with the financial statements incorporated by reference in the Registration Statement and the Final Prospectus;

                  (p) subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus (exclusive, in each case, of any amendment thereof or supplement thereto filed after the Execution Time), there has not been
         (i) any material adverse change, or any development which is likely to cause a material adverse change, in the prospects, business, properties, assets, results of operations, condition (financial or otherwise), or operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company or the Subsidiaries taken as a whole, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock of the Company or the Subsidiaries (other than any change in the capital stock of the Company related to the exercise of stock options of the Company outstanding at the Execution Time), (v) any change in the outstanding indebtedness of the Company or the Subsidiaries (other than indebtedness incurred in the ordinary course of the Company's or the Subsidiaries' business) or (vi) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company (other than the declaration or payment of (A) quarterly dividends on the Common Stock or (B) monthly dividends on the Company's 7% Noncumulative Monthly Income Preferred Stock, Series A or the Company's 8.35% Noncumulative Monthly Income Preferred Stock, Series
         B). Neither the Company nor the Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement and the Final Prospectus (exclusive, in each case, of any amendment thereof or supplement thereto filed after the Execution
         Time);

                  (q) the Company has obtained the agreement of each of its directors and officers to the effect that such persons shall not sell, offer or agree to sell, assign, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to the Common Stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement without the prior written consent of UBS Warburg LLC;

                  (r) the Company is not and, upon consummation of the transactions contemplated by this Agreement, will not be an "investment company" or an entity "controlled" by an "investment company" or a "promoter" or "principal underwriter" for a "registered investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                  (s) each of the Company and the Subsidiaries owns or possesses adequate and enforceable rights to use all trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge collectively, "Intangibles") described in the Registration Statement or the Final Prospectus as being owned by it or necessary for the conduct of its business. Neither the Company nor any of the Subsidiaries has received any notice of, or is aware of, any infringement of or conflict with asserted rights of others with respect to any Intangible;

                  (t) the Company and each Subsidiary owns, or has valid rights to use, all items of real and personal property used in its business free and clear of all liens, encumbrances and claims which may have a Material Adverse Effect;

                  (u) neither the Company nor any of the Subsidiaries is involved in any labor dispute nor is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers or contractors of the Company or the Subsidiaries that would have a Material Adverse Effect;

                  (v) no transaction has occurred between or among the Company and any of its officers or directors or five percent shareholders or any affiliate or affiliates of any such officer or director or five percent shareholders that is required to be described in and is not described in the Registration Statement and the Final Prospectus;

                  (w) the Company has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares;

                  (x) the Company and each of the Subsidiaries has filed all federal, state, Puerto Rico, local and foreign tax returns which are required to be filed through the date hereof, or has received extensions thereof, and has paid all taxes shown on such returns and all assessments received by each of them to the extent that the same are material and have become due. There are no tax audits pending or any investigations pending which if adversely determined would have a Material Adverse Effect. There are no material proposed additional tax assessments against the Company or any of the Subsidiaries;

                  (y) the books, records and accounts of the Company and each of the Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and each of the Subsidiaries. The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that
         (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

                  (z) the Company and each of the Subsidiaries is insured in accordance with industry standards against such losses and risks and in such amounts as are customary in the businesses in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of the Subsidiaries or the Company's or any of the Subsidiaries' respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of the Subsidiaries is in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

                  (aa) except to the extent that would not have a Material Adverse Effect (i) the Company and each Subsidiary is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") that are applicable to its business; (ii) neither the Company nor any of the Subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) the Company and each Subsidiary has received all permits, licenses or other approval required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval; (iv) no facts currently exist that will require the Company or any Subsidiary to make future material capital expenditures to comply with Environmental Laws; (v) no property that is or has been owned, leased or occupied by the Company or any Subsidiary has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) ("CERCLA 1980") or otherwise designated as a contaminated site under applicable state, Puerto Rico or local law; and (vi) the Company has reasonably concluded that there are no unanticipated associated costs and liabilities which would, singly or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has been named as a "potentially responsible party" under CERCLA 1980;

                  (bb) none of the Company, any Subsidiary or any other person associated with or acting on behalf of the Company or any Subsidiary including, without limitation, any director, officer, agent or employee of the Company or any Subsidiary has, directly or indirectly, while acting on behalf of the Company or any Subsidiary (i) received or retained any funds of the Company or any Subsidiary in violation of any law, rule or regulation which payment, receipt or retention of funds is of a character required to be disclosed in the Final Prospectus or the Registration Statement; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; (iv) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; or (v) made any other unlawful payment;

                  (cc) the certificates delivered pursuant to the terms of this Agreement and all other documents delivered by the Company or its representatives in connection with the issuance and sale of the Shares were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true and complete. Any certificate signed by an officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriters;

                  (dd) the Company is registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve") as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"); the Company is in good standing with the Federal Reserve; the Company's election to be treated as a financial holding company under the BHCA is in full force and effect; any Subsidiary required to be registered with the Federal Reserve is so registered; and each Subsidiary required to be so registered is in good standing with the Federal Reserve;

                  (ee) the deposit accounts of Doral Bank ("Doral Bank") and Doral Bank, FSB ("Doral FSB") are insured by the Savings Association Insurance Fund (the "SAIF") of the Federal Deposit Insurance Corporation (the "FDIC") to the legal maximum, and no proceeding for the termination or revocation of such insurance is pending or threatened. Doral Bank and Doral FSB are members in good standing of the Federal Home Loan Bank of New York;

                  (ff) none of the Company, Doral Bank, Doral FSB or their affiliates, or any of their respective directors or officers, is subject to any order or directive of, or is a party to any agreement with, any regulatory agency having jurisdiction with respect to its business or operations except as disclosed in the Registration Statement and in the Final Prospectus or as would not have a Material Adverse Effect;

                  (gg) the Company is engaged in trade or business in Puerto Rico. The Company derived more than 20% of its gross income from Puerto Rico sources for the three year period ending with the close of the Company's taxable year end on December 31, 2000;

                  (hh) there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment;

                  (ii) the Company and each Subsidiary has fulfilled its respective obligations, if any, under the minimum funding standards of
         Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company or any Subsidiary are eligible to participate and each such plan is in compliance with the presently applicable provisions of ERISA and such regulations and published interpretations, except for any failure to fulfill any such obligations, or failure to comply, that singly or in the aggregate would not have a Material Adverse Effect. None of the Company or any Subsidiary has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA, except for any such liability that would not have a Material Adverse Effect; and

                  (jj) the Company is not a "passive foreign investment company" ("PFIC") within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended, and does not anticipate that it will become a PFIC in the foreseeable future.

                  4. Certain Covenants of the Company. The Company hereby covenants and agrees with each of the Underwriters as follows:

                  (a) to furnish such information as may be required and otherwise to arrange, if necessary, for the qualification of the Shares for offering and sale under the laws of such jurisdictions as you may designate, and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify to do business or to consent to the service of process under the laws of any such jurisdiction where it is not now so qualified or subject (except for service of process with respect to the offering and sale of the Shares); to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the suspension of any such qualification and, if so suspended, to obtain as soon as possible the withdrawal thereof;

                  (b) to make available to the Underwriters in New York City, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto or amendment thereof, and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, to prepare and deliver to the Underwriters such amendments and supplements to the Preliminary Final Prospectus and the Final Prospectus as are necessary for the Underwriters and the dealers to comply with the requirements of the Act;

                  (c) not to file, prior to the termination of the offering of the Shares, any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus, any Rule 462(b) Registration Statement or any document incorporated by reference in any of the foregoing unless the Company has furnished you a copy for your review prior to the filing, and the Company will not file any such proposed amendment, supplement, Rule 462(b) Registration Statement, or any document incorporated by reference into any of the foregoing, to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, and any supplement thereto, to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to the termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective and (iii) when any document incorporated by reference into any of the foregoing has been filed;

                  (d) to advise you promptly, confirming such advice in writing, of any request by the Commission or its staff for any amendment or supplement to the Registration Statement, the Final Prospectus, or any document incorporated by reference in any of the foregoing, or for any additional information with respect thereto, or of notice of institution of proceedings for, or the issuance of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceedings for that purpose; the Company will use its best efforts to prevent the issuance of any such stop order and, if the Commission should issue a stop order suspending the effectiveness of the Registration

         Statement, to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, the Final Prospectus, or any document incorporated by reference in any of the foregoing, including by filing any documents that would be incorporated therein by reference;

                  (e) subject to the provisions of Section 4(c) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and to promptly notify you of such filing;

                  (f) subject to the provisions of Section 4(c) hereof, to file any Rule 462(b) Registration Statement if necessary or appropriate;

                  (g) to furnish to you, in each case as soon as such communications, documents or information become available, and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission and (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed;

                  (h) to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Act which would require the making of any change in the Final Prospectus, as then being supplemented, or in the information incorporated therein by reference, so that the Final Prospectus, as then supplemented, would not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to Section 4(c) hereof, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to the Final Prospectus as may be necessary to reflect any such change in such quantities as you may request;

                  (i) subject to Section 4(c) hereof, to make generally available to its security holders, and to deliver to you, an earnings statement or statements of the

         Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurred (or 90 days if such 12-month period coincides with the Company's fiscal year);

                  (j) subject to Section 4(c) hereof, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and of cash flow of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants;

                  (k) to furnish to you two signed originals and two signed photostatic copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereof (including all exhibits thereto and documents incorporated by reference therein) and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

                  (l) to furnish to you as early as practicable prior to the Time of Purchase and the Additional Time of Purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letters to be furnished pursuant to Section 6(b) hereof;

                  (m) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Final Prospectus;

                  (n) for a period of 90 days after the date of this Agreement, without your prior written consent, not to sell, offer or agree to sell, assign, contract to sell, pledge, grant any option to sell or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock or permit the registration under the Act of any shares of Common Stock, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act in respect of any shares of Common Stock, or publicly announce an intention to effect any such transaction, except for the registration of the Shares and the sales to the Underwriters pursuant to this Agreement and except for issuances of Common Stock upon the exercise of options, warrants and debentures that are outstanding as of the Execution Time; provided, however, that the Company may file a registration statement on Form S-8 under the Act and make awards pursuant to the Company's Restricted Stock Plan and the Company's 1997 Employee Stock Option Plan as in effect at the Execution Time, provided, that any such awards shall not be exercisable for a period of at least 90 days from the date of this Agreement;

                  (o) to pay all expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 5 hereof or (iii) or
         (iv) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Final Prospectus, the Final Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Shares by the Company, (iii) the word processing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Statements of Information and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment),
         (iv) the qualification of the Shares for offering and sale under the laws of the several jurisdictions as provided in Section 4(a) hereof and the determination of their eligibility for investment under the laws of such jurisdictions (including the legal fees and filing fees and other disbursements of counsel to the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on NASDAQ and any registration thereof under the Exchange Act, (vi) the filing for review of the public offering of the Shares by the NASD and (vii) the performance of the Company's other obligations hereunder; and

                  (p) not to take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in, or which might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

                  5. Reimbursement of Underwriters' Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to Section 8 hereof, the Company shall, in addition to paying the amounts described in Section 4(o) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

                  6. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company when made at the Execution Time and at and as of the Time of Purchase as if made at the Time of Purchase (and the several obligations of the Underwriters at the Additional Time of Purchase are subject to the accuracy of the representations and warranties on the part of the Company when made at the Execution Time and at and as of the Time of Purchase as if made at the Time of Purchase (unless previously waived) and at and as of the Additional Time of Purchase as if made at the Additional Time of Purchase), the performance by the Company of all covenants and agreements and the satisfaction of all the conditions contained in this Agreement required to be performed or satisfied by the Company on or before the Time of Purchase or the Additional Time of Purchase, as the case may be, and to the following additional conditions precedent:

                  (a) The Company shall furnish to you at the Time of Purchase and at the Additional Time of Purchase, as the case may be, an opinion of Pietrantoni Mendez & Alvarez LLP, counsel for the Company, addressed to the Underwriters, and dated the Time of Purchase or the Additional Time of Purchase, as the case may be, with reproduced copies for each of the other Underwriters, in form and substance satisfactory to you and to Sullivan & Cromwell, counsel for the Underwriters, stating that:

                           (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Puerto Rico, and has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Final Prospectus, to execute and deliver this Agreement, to perform its obligations hereunder and to issue, sell and deliver the Shares as herein contemplated;

                           (ii) the Company and each Subsidiary has obtained all authorizations, licenses, directives and orders required by federal and Puerto Rico banking, mortgage banking, insurance and securities laws which are material to the conduct of its business and, to the best of such counsel's knowledge, the Company and each Subsidiary has obtained all authorizations, licenses, directives and orders required by New York and Delaware banking, mortgage banking, insurance and securities laws which are material to the conduct of its business; to the best of such counsel's knowledge, the Company and each Subsidiary is operating in compliance with, all authorizations, licenses, directives and orders required by federal, New York, Delaware and Puerto Rico banking, mortgage banking, insurance and securities laws which are material to the conduct of its business; to the best of such counsel's knowledge, all such authorizations, licenses, directives and orders are valid and in full force and effect and neither the Company nor any Subsidiary has received any notice of any proceeding relating to the revocation or modification of any such license, directive, authorization or order; to the best of such counsel's knowledge, neither the Company nor any of the Subsidiaries is in violation of, or in default under, any license, authorization, consent or approval or any federal, state, Puerto Rico, local or foreign law, regulation or rule or any directive, decree, order or judgment applicable to the Company or any Subsidiary the effect of which could have a Material Adverse Effect; to the best of such counsel's knowledge, none of the Company, Doral Bank, Doral FSB or their affiliates, or any of their respective directors or officers, is subject to any order or directive of, or is a party to any agreement with, any regulatory agency having jurisdiction with respect to its business or operations except as disclosed in the Registration Statement and in the Final Prospectus or as would not have a Material Adverse Effect;

                           (iii) this Agreement has been duly authorized, executed and delivered by the Company;

                           (iv) the Shares have been duly and validly authorized and issued and are fully paid and non-assessable;

                           (v) the Company has an authorized capitalization as set forth under the heading entitled "As Adjusted for this Offering" in the section of the Final Prospectus entitled "Capitalization"; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal, state and Puerto Rico laws and (A) were not issued in violation of any preemptive right, co-sale right, resale right, right of first refusal or similar right granted by applicable law or the Company's charter and (B) to the best of the such counsel's knowledge, were not issued in violation of any contractual preemptive right, co-sale right, resale right, right of first refusal or similar right; the Shares are free of preemptive rights, co-sale rights, resale rights, rights of first refusal and similar rights granted by applicable law, the Company's charter or by contract; no person has any right granted by applicable law or by the Company's charter to cause the Company to issue to it, or register pursuant to the Act, any shares of capital stock of the Company as a result of the issue and sale of the Shares to the Underwriters hereunder and, to the best of such counsel's knowledge, no person has the contractual right to cause the Company to issue to it, or register pursuant to the Act, any shares of capital stock of the Company as a result of the issue and sale of the Shares to the Underwriters hereunder;

                           (vi) each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Final Prospectus; the Company and each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect; all of the outstanding shares of capital stock of each Subsidiary are owned directly or indirectly by the Company, in each case subject, to the best of such counsel's knowledge, to no security interest, other encumbrance or adverse claim; all of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; to the best of such counsel's knowledge, all of the outstanding shares of capital stock of each Subsidiary which is not a Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; to the best of such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in any Subsidiary are outstanding; and, to the best of such counsel's knowledge, the Company and each Subsidiary is in compliance in all respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions except for such non-compliance as would not have a Material Adverse Effect;

                           (vii) the capital stock of the Company, including the Shares, conforms to the description thereof contained in the Registration Statement and the Final Prospectus, and the certificates for the Shares are in due and proper form and have been duly authorized for issuance by the Company and the holders of the Shares will not be subject to personal liability by reason of being such holders; the Shares have been approved for listing for quotation and trading on NASDAQ;

                           (viii) the Registration Statement and the Final Prospectus (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all respects with the requirements of the Act and the Exchange Act;

                           (ix) the Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Final Prospectus and any supplement thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule 424(b);

                           (x) no approval, authorization, consent or order of or filing with any national, state, Puerto Rico or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares, delivery and performance of this Agreement or the consummation by the Company of the transactions contemplated hereby other than those that have been obtained under the Act (except such counsel need express no opinion as to any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters);

                           (xi) the execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares by the Company and the consummation by the Company of the transactions contemplated hereby, and compliance by the Company with its obligations hereunder, have not, do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would result in any breach of or constitute a default under), (A) any provision of the charter or by-laws of the Company or any Subsidiary, (B) to the best of such counsel's knowledge, any provision of any license, indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or any lease, contract or other agreement, instrument, decree, judgment or order to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, (C) any federal or Puerto Rico law, regulation or rule applicable to the Company or any Subsidiary or (D) to the best of such counsel's knowledge, any state, local or foreign law, regulation or rule applicable to the Company or any Subsidiary;

                           (xii) to the best of such counsel's knowledge, neither the Company nor any Subsidiary is in violation, breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), its charter or by-laws; to the best of such counsel's knowledge, neither the Company nor any Subsidiary is in violation, breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), or has failed to perform or observe, any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected or under any federal, state, Puerto Rico, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary whose violation, breach of or default under would, individually or in the aggregate, have a Material Adverse Effect;

                           (xiii) all statutes and regulations and, to the best of such counsel's knowledge, contracts, licenses, agreements, leases or documents of a character required to be summarized or described in the Registration Statement or the Final Prospectus or to be filed as an exhibit to the Registration Statement have been so summarized, described or filed as required; each such summary description accurately reflects in all material respects the terms of the underlying statute, regulation, contract, license, agreement, lease or document;

                           (xiv) to the best of such counsel's knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective officers is a party or is subject, or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, Puerto Rico, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a Material Adverse Effect, affect the consummation of the transactions contemplated hereby or are required to be described in the Registration Statement or the Final Prospectus but are not so described;

                           (xv) the documents incorporated by reference in any of the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, at the time such documents became effective or were filed with the Commission, as applicable (or, if a supplement or an amendment with respect to any such document was filed, when such supplement or amendment was filed), complied as to form in all material respects with the Act or the Exchange Act, as applicable (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein as to which such counsel need express no opinion);

                           (xvi) the Company is not and, upon consummation of the transactions contemplated by this Agreement, will not be an "investment company" or an entity "controlled" by an "investment company" or a "promoter" or "principal underwriter" for a "registered investment company" as such terms are defined in the Investment Company Act;

                           (xvii) the Company is registered with the Federal Reserve as a bank holding company under the BHCA; the Company's election to be treated as a financial holding company under the BHCA is in full force and effect; any Subsidiary required to be registered with the Federal Reserve is so registered;

                           (xviii)  the deposit accounts of Doral Bank and Doral
                  FSB are insured by the SAIF of the FDIC to the legal maximum and, to the best of such counsel's knowledge, no proceeding for the termination or revocation of such insurance is pending or threatened. Doral Bank and Doral FSB are members of the Federal Home Loan Bank of New York;

                           (xix) to the best of such counsel's knowledge, no transaction has occurred between or among the Company and any of its officers or directors or five percent shareholders or any affiliate or affiliates of any such officer or director or five percent shareholder that is required to be described in and is not described in the Registration Statement or the Final Prospectus;

                           (xx) the information set forth in the Final Prospectus under the caption "Taxation" to the extent that it constitutes matters of law or legal conclusions has been reviewed by such counsel and is correct in all material respects and represents the opinion of such counsel; and

                           (xxi)    such counsel have participated in
                  conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Final Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus (except insofar as such statements relate to such counsel), on the basis of the foregoing, nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus or any supplement thereto at the date of such Final Prospectus or such supplement, and at all times up to and including the Time of Purchase or Additional Time of Purchase, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the Final Prospectus).

                  (b) You shall have received from PricewaterhouseCoopers LLP, letters dated, respectively, the date of this Agreement, the Time of Purchase and Additional Time of Purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in form and substance satisfactory to you, to the effect that:

                           (i) they are independent certified public accountants with respect to the Company within the meaning of the Act;

                           (ii) in their opinion, the consolidated financial statements of the Company and the Subsidiaries audited by them and incorporated by reference in the Registration Statement and the Final Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act;

                           (iii) on the basis of procedures (but not an audit in accordance with U.S. generally accepted auditing standards) consisting of (A)(1) reading the minutes of meetings of the stockholders, (2) the Board of Directors and (3) the committees appointed by the Board of Directors of the Company and the Subsidiaries since December 31, 2000 as set forth in the minute books through a specified date not more than five days prior to the date of delivery of the such letter; (B) performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, "Interim Financial Information," on the unaudited condensed consolidated financial statements of the Company and the Subsidiaries incorporated by reference in the Registration Statement and the Final Prospectus and reading the interim financial data for the period from the date of the latest unaudited condensed consolidated financial statements incorporated by reference in the Registration Statement and the Final Prospectus to the date of the latest available interim financial data; (C) making inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and (D) other specified procedures; nothing has come to their attention (as of a date not more than five days prior to the date of the delivery of such letter) as a result of the foregoing procedures that caused them to believe that: (1) the unaudited condensed consolidated financial statements of the Company and the Subsidiaries incorporated by reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act; (2) any material modifications should be made to the unaudited condensed consolidated financial statements incorporated by reference in the Registration Statement and the Final

                  Prospectus for them to be in conformity with U.S. generally accepted accounting principles; (3) (i) at the date of the latest available interim financial data and at a specified date not more than five days prior to the date of delivery of such letter, there was any change in the capital stock, deposits, notes payable, loans payable, advances from the Federal Home Loan Bank, Federal Funds purchased and securities sold under repurchase agreements, and other short term borrowings or any decreases in the consolidated stockholders' equity of the Company and the Subsidiaries as compared with amounts shown in the latest unaudited condensed consolidated financial statements incorporated by reference in the Registration Statement and the Final Prospectus and (ii) for the period from the latest unaudited condensed consolidated financial statements incorporated by reference in the Registration Statement and the Final Prospectus, to the latest interim financial data available, of a date no later than five days prior to the date of delivery of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net interest income, non-interest income, income before taxes, or in the total or per share amounts of net income, except in all instances for changes or decreases which the Registration Statement and the Final Prospectus discloses have occurred or may occur, or they shall state any specific changes or decreases; and

                           (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information included or incorporated by reference in the Registration Statement and the Final Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company, subject to the internal controls of the Company's accounting system, as applicable, or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                  In the event that any of the letters referred to above set forth any such changes, decreases, or increases, it shall be a further condition to the obligations of the Underwriters under this Agreement that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Underwriters deem such explanation unnecessary, and (B) such changes, decreases, or increases do not, in the sole judgment of the Underwriters, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares;

                  (c) You shall have received at the Time of Purchase and at the Additional Time of Purchase, as the case may be, such opinion or opinions of

         Sullivan & Cromwell, counsel for the Underwriters, dated the Time of Purchase or the Additional Time of Purchase, as the case may be, with respect to the Shares, the Registration Statement and the Final Prospectus, and such other related matters as you may reasonably request, and the Company shall have furnished to Sullivan & Cromwell such documents as they may request for the purpose of enabling them to pass upon such matters.

                  (d) No amendment or supplement to the Registration Statement, any Preliminary Final Prospectus or the Final Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed after the Execution Time and prior to the Time of Purchase or the Additional Time of Purchase, as the case may be, in contravention of the terms of Section 4(c) hereof.

                  (e) The Final Prospectus shall have been filed via EDGAR with the Commission pursuant to Rule 424(b) under the Act within the time period permitted under the Act; provided, however, that the Company and you and any group of Underwriters, including you, who have agreed hereunder to purchase in the aggregate at least 50% of the Firm Shares may from time to time agree on a later date.

                  (f) Prior to the Time of Purchase or the Additional Time of Purchase, as the case may be, (i) no order preventing or suspending the use of any Preliminary Final Prospectus of the Final Prospectus shall have been issued under the Act or proceedings initiated therefor;
         (ii) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated therefor; (iii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) the Final Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) any request for additional information on the part of the Commission (to be included in the Registration Statement or the Final Prospectus or otherwise) shall have been complied with.

                  (g) Between the Execution Time and the Time of Purchase or the Additional Time of Purchase, as the case may be, (i) no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement (exclusive of any amendment thereof or supplement thereto filed after the Execution Time) and the Final Prospectus (exclusive of any amendment thereof or supplement thereto filed after the first filing of the Final Prospectus in accordance with the terms of Section 3(a) hereof)), in the business, condition or prospects of the Company and the Subsidiaries taken as a whole shall occur or become known and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of the Subsidiaries.

                  (h) The Company will, at the Time of Purchase or Additional Time of Purchase, as the case may be, deliver to you a certificate of two of its executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct on and as of each such date as if made as of and on each such date, that the Company has performed such of its obligations under this Agreement as are to be performed at or before the Time of Purchase and at or before the Additional Time of Purchase, as the case may be, and the conditions set forth in paragraphs (f) and
         (g) of this Section 6 have been met.

                  (i) You shall have received signed letters, dated as of the date of this Agreement, from each of the directors and officers of the Company listed under the caption "Management" in the Preliminary Final Prospectus dated July 13, 2001 to the effect that such persons shall not sell, offer or agree to sell, assign, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to the Common Stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement without your prior written consent.

                  (j) The Company shall have furnished to you such other information, documents and certificates as you or counsel to the Underwriters may reasonably request.

                  (k) The Shares shall have been approved for listing for quotation and trading on NASDAQ, and satisfactory evidence of such actions shall have been provided to you.

                  (l) Between the Execution Time and the Time of Purchase or Additional Time of Purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or
         (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) under the Act.

                  (m) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement, any Preliminary Final Prospectus, the Final Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to ascertain such matters.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel for the Underwriters.

                  7. Effective Date of Agreement; Termination. This Agreement shall become effective at the Execution Time.

                  The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if, since the Execution Time or the respective dates as of which information is given in the Registration Statement and Final Prospectus, (y) there has been any material adverse change, financial or otherwise (other than as referred to in the Registration Statement (exclusive of any amendment thereof or supplement thereto filed after the Execution Time) and the Final Prospectus (exclusive of any amendment thereof or supplement thereto filed after the first filing of the Final Prospectus pursuant to the terms of Section 3(a) hereof)), in the operations, business, condition or prospects of the Company and the Subsidiaries taken as a whole, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Shares, or (z) there shall have occurred any downgrading, or any notice shall have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act or, if, at any time prior to the Time of Purchase or, with respect to the purchase of any Additional Shares, the Additional Time of Purchase, as the case may be, trading in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Underwriters, to make it impracticable to market the Shares.

                  If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly by letter or telegram.

                  If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(o), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

                  8. Increase in Underwriters' Commitments. Subject to Sections 6 and 7, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for reasons sufficient to justify the termination of this Agreement under the provisions of Section 5 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

                  Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).
                  If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five Business Days in order that any necessary changes in the Registration Statement and Final Prospectus and other documents may be effected.

                  The term Underwriter as used in this agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

                  If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five Business Day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  9.       Indemnity and Contribution.

                  (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable costs of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Final Prospectus, the Final Prospectus, or any amendment thereof or supplement thereto, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in the Preliminary Final Prospectus dated July 13, 2001, or the Final Prospectus or that arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Preliminary Final Prospectus dated July 13, 2001 or the Final Prospectus or necessary to make such information not misleading, provided, however, that the indemnity agreement contained in this subsection (a) with respect to any Preliminary Final Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, damage, expense, liability or claim purchased the Shares which is the subject thereof if the Final Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Final Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person, unless the failure is the result of non-compliance by the Company with paragraphs (b) and (h) of Section 4 of this Agreement.

                  If any action, suit or proceeding (together, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any such Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Business Days after receipt by such indemnifying party of the aforesaid request,
         (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

                  (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, or common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Preliminary Final Prospectus dated July 13, 2001 or the Final Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated therein or necessary to make such information not misleading.

                  If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Business Days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

                  (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, damage, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the shares. The relative fault of the

         Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any claim or Proceeding.

                  (d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

                  (e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties, representations and agreements of the Company contained Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors and officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or
         Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, any Preliminary Final Prospectus or the Final Prospectus.

                  10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Warburg LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention:
Syndicate Department; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 1159 F.D. Roosevelt Avenue, San Juan, Puerto Rico, 00920, Attention: Chief Executive Officer.

                  11. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

                  12. Submission to Jurisdiction. Except (i) as set forth below or (ii) in the event such courts do not accept jurisdiction over the adjudication of such matters, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any of the Underwriters or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

                  13. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and, to the extent provided in Section 9 hereof, the controlling persons, directors and officers referred to in such Section 9, and their respective successors, assigns, heirs, pursuant representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

                  14. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

                  15. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's and any of the Underwriters' respective businesses and/or assets.

                  16. Miscellaneous. UBS Warburg LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS Warburg LLC. Because UBS Warburg LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

                  A lending affiliate of UBS Warburg LLC may have lending relationships with issuers of securities underwritten or privately placed by UBS Warburg LLC. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS Warburg LLC will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS Warburg LLC.

                  If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

                                   Very truly yours,

                                   DORAL FINANCIAL CORPORATION



                                   By: /s/ Richard F. Bonini
                                      -------------------------------------
                                        Name: Richard F. Bonini
                                        Title: Sr. Executive Vice President


Accepted and agreed to as of the date
first above written, on behalf of
themselves and the other several
Underwriters named in Schedule A
hereto

UBS WARBURG LLC
DEUTSCHE BANC ALEX.  BROWN INC.
BREAN MURRAY & CO., INC.



By: UBS WARBURG LLC



By:   Halle J. Benett
    -------------------------------
      Name: Halle J. Benett
      Title: Director



By:   /s/ Jorge Solares-Parkhurst
    -------------------------------
      Name: Jorge Solares-Parkhurst
      Title: Associate Director

                                   SCHEDULE A

                                                                    Number of
Underwriter                                                        Firm Shares
-----------                                                        -----------
UBS WARBURG LLC                                                     1,980,000
DEUTSCHE BANC ALEX.  BROWN INC.                                     1,540,000
BREAN MURRAY & CO., INC.                                              880,000
                                                                    ---------

                                 Total........................      4,400,000
                                                                    =========

                                   SCHEDULE B


Subsidiaries of Doral Financial Corporation

Name                                             Jurisdiction of Organization
----                                             ----------------------------
Doral Mortgage Corporation                                        Puerto Rico
Doral Securities, Inc.                                            Puerto Rico
Doral Bank                                                        Puerto Rico
Doral Bank, FSB                                                        U.S.A.
Centro Hipotecario de Puerto Rico, Inc.                           Puerto Rico
Doral Properties, Inc.                                            Puerto Rico
Sana Investment Mortgage Bankers, Inc. (1)                        Puerto Rico
Doral International, Inc. (2)                                     Puerto Rico
Doral Money, Inc. (3)                                                Delaware
Doral Insurance Agency, Inc.                                      Puerto Rico
Doral Capital, Inc. (4)                                              Delaware


(1) Sana Investment Mortgage Bankers, Inc. is a wholly-owned subsidiary of Doral Mortgage Corporation.
(2)      Doral International, Inc. is a wholly-owned subsidiary of Doral Bank.
(3)      Doral Money is a wholly-owned subsidiary of Doral Bank.
(4)      Inactive.